EXHIBIT 107

Calculation of Filing Fee Table

Form F-10

(Form Type)

Westport Fuel Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Share, without par value (the “Common Share”)	-	-	-
	Equity	Preferred Shares	-	-	-	-	-	-
	Other	Subscription Receipts	-	-	-	-	-	-
	Other	Warrants	-	-	-	-	-	-
	Debt	Debt Securities	-	-	-	-	-	-
	Other	Units	-	-	-	-	-	-
	Unallocated (Universal) Shelf	-	Rule 457(o)	$200,000,000(2)	N/A(3)	$200,000,000	0.0001102	$22,040.00
Total Offering Amounts						$200,000,000		$22,040.00
Total Fees Previously Paid								$0
Total Fee Offsets								$4,791.00
Net Fee Due								$17,249.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	There is being registered hereunder an unspecified number of shares of (a) common shares, (b) preferred shares, (c) subscription receipts to purchase common shares, (d) warrants, (e) debt securities and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common shares and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed U.S.$200,000,000. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	The proposed maximum initial offering price per security will be determined, from time to time, by Westport Fuel Systems, Inc. (the “Registrant”) in connection with the sale of the securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Westport Fuel Systems, Inc.	F-10	333-253892	03/4/2021		$4,791(1)	Unallocated (Universal) Shelf	Units	Units	$289,470,380
Fee Offset Sources	Westport Fuel Systems, Inc.	F-10	333-253892		03/4/2021						$16,684

(1) On March 4, 2021, the Registrant filed a registration statement on Form F-10 (Registration No. 333-253892) (the “Prior Registration Statement”) and made a contemporaneous filing fee payment of U.S.$16,684 to cover fees not offset by prior filings. Securities with an aggregate offering price of U.S.$292,078,565 currently remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p), the Registrant is offsetting U.S.$4,791. The Registrant has terminated or completed any offering that included the unsold securities under the Prior Registration Statement.